Power of Attorney
By
Sunbird Limited
By this power of Attorney given on the 8 day of November 2006
By
Sunbird Limited
a company incorporated and registered in the Republic of Cyprus, under registration No. 153901 having its registered office at Elenion Building, 2nd floor, 5 Themistocles Dervis Street, CY-1066 Nicosia, Cyprus, (hereinafter called “the company”) hereby appoints
Mr. Franz Thomas Alexander Wolf, holder of Passport No. 2562009301 of the Federal Republic of Germany, issued on March 24th, 2006 by Landeseinwohneramt Berlin, Sunbird’s true and lawful attorney-in-fact to:
(1)	execute for and on behalf of Sunbird, any statement on Schedule 13D or any other form, schedule, statement or other filing (each a “Filing”), required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”), or the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/or the rules and regulations promulgated thereunder, in respect of securities of Golden Telecom, Inc. (the “Company”);

(2)	do and perform any and all acts for and on behalf of Sunbird which may be necessary or desirable to complete and execute any such Filing, complete and execute any amendment or amendments thereto, and file such documents with the Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, Sunbird, it being understood that the documents executed by such attorney-in-fact on behalf of Sunbird pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
Sunbird hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in- fact, in serving in such capacity at the request of Sunbird, is not assuming any of Sunbird’s responsibilities to comply with provisions of the Securities Act or the Exchange Act.
This power of attorney shall remain in full force and effect until Sunbird is no longer required to submit any Filings with respect to the undersigned’s direct and/or indirect holdings and transactions in securities issued by the Company, unless earlier revoked by Sunbird in a signed writing delivered to the foregoing attorney-in-fact.
It is declared that:
1.	The Company hereby ratifies and confirms the acts of the Attorneys within the limitations of this Power of Attorney;

2.	This Power of Attorney shall remain in full legal force and effect from the above date up to the 8th November 2007;

3.	The powers under the present Power of Attorney may not be delegated to any other person.
In witness whereof this power of attorney has been executed this 8 day of November two thousand and six.
The common seal of
Sunbird Limited
was hereunto
affixed in the presence of:

/s/ Stella Herodotou Stella Herodotou
Director

/s/ Sophia Ioannou Sophia Ioannou
For Abacus Secretarial Limited
Secretary
Signed this day in my presence by Stella Herodotou as director and Sophia Ioannou for Abacus Secretarial Limited, the secretary of Sunbird Limited, both of Nicosia, who are personally known to me and sealed this day in my presence under the common seal of the said Sunbird Limited. In testimony whereof I have hereto set my hand and official seal this 8 day November 2006.

/s/ A S Savvides A S Savvides
Certifying Officer
Nicosia – Cyprus